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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62047 and Form S-8 No. 333-105178, as amended by Post-Effective Amendment No. 1 to Form S-8, Form S-8 No. 333-38621 and Form S-8 No. 333-125144) pertaining to the Newell Rubbermaid 401(k) Savings Plan of our report dated June 10, 2005, with respect to the financial statements and schedule of the Newell Rubbermaid 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                               ERNST & YOUNG LLP

Chicago, Illinois
June 28, 2005